Exhibit 99.3

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

WALTER RICE, Individually and on Behalf	)
of All Others Similarly Situated,	)
)
Plaintiff,	)
	)	Case No. 1:19-cv-09219
v.	)
	)	CLASS ACTION COMPLAINT FOR
PRESIDIO, INC., ROBERT CAGNAZZI,	)	VIOLATIONS OF SECTIONS 14(a) AND
PANKAJ S. PATEL, TODD H. SIEGEL,	)	20(a) OF THE SECURITIES EXCHANGE
MATTHEW H. NORD, CHRISTOPHER	)	ACT OF 1934
EDSON, MICHAEL REISS, STEVEN J.	)
LERNER, SALIM HIRJI, and HEATHER	)	JURY TRIAL DEMANDED
BERGER,	)
)
Defendants.	)
)
)
)

Plaintiff Walter Rice (“Plaintiff”), by his undersigned attorneys, alleges upon personal knowledge with respect to himself, and information and belief based upon, inter alia, the investigation of counsel as to all other allegations herein, as follows:

NATURE OF THE ACTION

1. This action is brought as a class action by Plaintiff on behalf of himself and the other public holders of the common stock of Presidio, Inc. (“Presidio” or the “Company”) against the Company and the members of the Company’s board of directors (collectively, the “Board” or “Individual Defendants,” and, together with Presidio, the “Defendants”) for their violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78n(a), 78t(a), SEC Rule 14a-9, 17 C.F.R. 240.14a-9, and Regulation G, 17 C.F.R. § 244.100, in connection with the proposed merger (the “Proposed Transaction”) between Presidio and BC Partners Advisors L.P. (“BC Partners”).

2. On August 14, 2019, the Board caused the Company to enter into an agreement and plan of merger (“Merger Agreement”), pursuant to which the Company’s shareholders stand to receive $16.00 in cash for each share of Presidio stock they own. On September 25, 2019, the Company entered into an amendment to the Merger Agreement increasing the consideration to $16.60 in cash for each share of Presidio stock owned. (the “Merger Consideration”).

3. On September 10, 2019, in order to convince Presidio shareholders to vote in favor of the Proposed Transaction, the Board authorized the filing of a materially incomplete and misleading Form PREM14A Preliminary Proxy Statement (the “Proxy”) with the Securities and Exchange Commission (“SEC”), in violation of Sections 14(a) and 20(a) of the Exchange Act. The materially incomplete and misleading Proxy violates both Regulation G (17 C.F.R. § 244.100) and SEC Rule 14a-9 (17 C.F.R. 240.14a-9), each of which constitutes a violation of Section 14(a) and 20(a) of the Exchange Act.

4. While touting the fairness of the Merger Consideration to the Company’s shareholders in the Proxy, Defendants have failed to disclose certain material information that is necessary for shareholders to properly assess the fairness of the Proposed Transaction, thereby violating SEC rules and regulations and rendering certain statements in the Proxy materially incomplete and misleading.

5. In particular, the Proxy contains materially incomplete and misleading information concerning: (i) the financial projections for the Company that were prepared by the Company and relied on by Defendants in recommending that Presidio shareholders vote in favor of the Proposed Transaction; and (ii) the summary of certain valuation analyses conducted by Presidio financial advisor, LionTree Advisors LLC (“LionTree”) in support of its opinion that the Merger Consideration is fair to shareholders on which the Board relied.

6. It is imperative that the material information that has been omitted from the Proxy is disclosed prior to the forthcoming vote to allow the Company’s shareholders to make an informed decision regarding the Proposed Transaction.

7. For these reasons, and as set forth in detail herein, Plaintiff asserts claims against Defendants for violations of Sections 14(a) and 20(a) of the Exchange Act, based on Defendants’ violation of: (i) Regulation G (17 C.F.R. § 244.100); and (ii) Rule 14a-9 (17 C.F.R. 240.14a-9). Plaintiff seeks to enjoin Defendants from holding the shareholder vote on the Proposed Transaction and taking any steps to consummate the Proposed Transaction unless, and until, the material information discussed below is disclosed to Presidio shareholders sufficiently in advance of the vote on the Proposed Transaction or, in the event the Proposed Transaction is consummated, to recover damages resulting from Defendants’ violations of the Exchange Act.

JURISDICTION AND VENUE

8. This Court has subject matter jurisdiction pursuant to Section 27 of the Exchange Act (15 U.S.C. § 78aa) and 28 U.S.C. § 1331 (federal question jurisdiction) as Plaintiff alleges violations of Section 14(a) and 20(a) of the Exchange Act.

9. Personal jurisdiction exists over each Defendant either because the Defendant conducts business in or maintains operations in this District, or is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this District as to render the exercise of jurisdiction over Defendant by this Court permissible under traditional notions of fair play and substantial justice.

10. Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as under 28 U.S.C. § 1391, because Presidio maintains its principal executive offices in this District.

PARTIES

11. Plaintiff is, and at all relevant times has been, a holder of Presidio common stock.

12. Defendant Presidio is incorporated in Delaware and maintains its principal executive offices at One Penn Plaza, Suite 2832, New York, NY 10119. The Company’s common stock trades on the NASDAQ under the ticker symbol “PSDO.”

13. Individual Defendant Robert Cagnazzi is Presidio’s President, Chief Executive Officer and Chairman and has been a director of Presidio since February 2012.

14. Individual Defendant Pankaj S. Patel has been a director of Presidio since May 2016.

15. Individual Defendant Todd H. Siegel has been a director of Presidio at all relevant times.

16. Individual Defendant Matthew H. Nord has been a director of Presidio at all relevant times.

17. Individual Defendant Christopher Edson has been a director of Presidio at all relevant times.

18. Individual Defendant Michael Reiss has been a director of Presidio since November 2017.

19. Individual Defendant Steven J. Lerner has been a director of Presidio since February 2017.

20. Individual Defendant Salim Hirji has been a director of Presidio since February 2017.

21. Individual Defendant Heather Berger has been a director of Presidio since November 2017.

22. The Individual Defendants referred to in paragraphs 13-21 are collectively referred to herein as the “Individual Defendants” and/or the “Board.”

CLASS ACTION ALLEGATIONS

23. Plaintiff brings this class action pursuant to Fed. R. Civ. P. 23 on behalf of himself and the other public shareholders of Presidio (the “Class”). Excluded from the Class are Defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant.

24. This action is properly maintainable as a class action because:

a. The Class is so numerous that joinder of all members is impracticable. As of September 9, 2019, there were approximately 84,000,000 shares of Presidio common stock outstanding, held by hundreds of individuals and entities scattered throughout the country. The actual number of public shareholders of Presidio will be ascertained through discovery;

b. There are questions of law and fact that are common to the Class that predominate over any questions affecting only individual members, including the following:

i)

whether Defendants disclosed material information that includes non-GAAP financial measures without providing a reconciliation of the same non-GAAP financial measures to their most directly comparable GAAP equivalent in violation of Section 14(a) of the Exchange Act;

ii)	whether Defendants have misrepresented or omitted material information concerning the Proposed Transaction in the Proxy in violation of Section 14(a) of the Exchange Act;

iii)	whether the Individual Defendants have violated Section 20(a) of the Exchange Act; and

iv)

whether Plaintiff and other members of the Class will suffer irreparable harm if compelled to vote their shares regarding the Proposed Transaction based on the materially incomplete and misleading Proxy.

c. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature, and will fairly and adequately protect the interests of the Class;

d. Plaintiff’s claims are typical of the claims of the other members of the Class and Plaintiff does not have any interests adverse to the Class;

e. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for the party opposing the Class;

f. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole; and

g. A class action is superior to other available methods for fairly and efficiently adjudicating the controversy.

SUBSTANTIVE ALLEGATIONS

I.	The Proposed Transaction

25. Presidio is a provider of information technology solutions that delivers its services through a full life-cycle model of professional, managed and support services including strategy, consulting, implementation and design. The Company helps its clients to harness technology advances, simplify information technology complexity and optimize their environments today while enabling future applications, user experiences and revenue models.

26. On August 14, 2019, Presidio and BC Partners issued a joint press release announcing the Proposed Transaction, which states in pertinent part:

NEW YORK, Aug 14, 2019 (GLOBE NEWSWIRE via COMTEX) — NEW YORK, Aug. 14, 2019 (GLOBE NEWSWIRE) — Presidio, Inc. PSDO, -1.07% (together with its subsidiaries, “Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for commercial and public sector customers, today announced it has entered into a definitive agreement to be acquired by funds advised by BC Partners, a leading international investment firm, in an all-cash transaction valued at approximately $2.1 billion, including Presidio’s net debt.

Under the terms of the agreement, Presidio stockholders will receive $16.00 in cash for each share of Presidio common stock they own. The purchase price represents a premium of 21.3% over Presidio’s closing stock price of $13.19 on August 13, 2019, and a premium of 18.3% over the Company’s 60-day volume-weighted average share price leading up to this announcement. The Presidio Board of Directors unanimously approved the agreement with BC Partners and recommends that Presidio stockholders vote in favor of the transaction.

“We believe this transaction will provide immediate and substantial value to Presidio stockholders, while providing us with a partner that can add strategic and operational expertise to our business, with a focus on executing our long-term strategy,” commented Bob Cagnazzi, Chief Executive Officer of Presidio.

“Over the last several years, Presidio has become the leader in designing, developing, deploying and managing agile secure IT infrastructures that drive real business value for thousands of commercial and public sector entities across the United States,” said Fahim Ahmed, lead deal Partner of BC Partners. “We look forward to supporting the Company in its next phase of growth.”

“Presidio fits squarely with our key investment priorities. Its markets benefit from secular growth, as IT systems and networks have become increasingly complex. It is well positioned as a leader in a fragmented industry, offering scope for further expansion. We’re excited to partner with Bob and his team to support the future growth of the business,” said Raymond Svider, Partner and Chairman of BC Partners.

TRANSACTION DETAILS

Closing of the transaction is subject to customary conditions, including approval by the holders of a majority of the outstanding shares of Presidio common stock, expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other required regulatory approvals, including approval from CFIUS. AP VIII Aegis Holdings, L.P., an affiliate of investment funds managed by affiliates of Apollo Global Management, LLC, which owns approximately 42% of the outstanding shares of Presidio common stock, has entered into a voting agreement with BC Partners, pursuant to which it has agreed, among other things, to vote its shares of Presidio common stock in favor of the merger, and against any competing transaction, so long as, among other things, the Presidio board continues to recommend that Presidio stockholders vote in favor of the merger.

Presidio expects to continue to pay its regular quarterly dividend of $0.04 per share, during the pendency of the transaction.

The parties expect the transaction to close in the fourth quarter of 2019. Upon completion of the transaction, Presidio will become a privately held company, and its common stock will no longer be listed on the NASDAQ stock market.

Under the terms of the definitive merger agreement, Presidio’s Board and advisors may actively initiate, solicit and consider alternative acquisition proposals during a 40-day “go shop” period starting from the date of the definitive agreement. Presidio will have the right to terminate the merger agreement to accept a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurances that this process will result in a superior proposal, and Presidio does not intend to disclose developments with respect to this solicitation process unless and until Presidio’s Board makes a determination requiring further disclosure.

Fully committed debt financing for the transaction will be provided by Citi, JPMorgan Chase Bank, N.A. and RBC Capital Markets.

LionTree Advisors is acting as financial advisor to Presidio, and Wachtell, Lipton, Rosen & Katz is acting as its legal counsel. Citi, J.P. Morgan Securities LLC and RBC Capital Markets are acting as financial advisors and Kirkland & Ellis LLP is acting as legal counsel to BC Partners.

ABOUT PRESIDIO

Presidio is a leading North American IT solutions provider focused on Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for commercial and public sector customers. We deliver this technology expertise through a full life cycle model of professional, managed, and support services including strategy, consulting, implementation and design. By taking the time to deeply understand how our clients define success, we help them harness technology advances, simplify IT complexity and optimize their environments today while enabling future applications, user experiences, and revenue models. As of June 30, 2018, we serve approximately 8,000 middle-market, large, and government organizations across a diverse range of industries. Approximately 2,900 Presidio professionals, including more than 1,600 technical engineers, are based in 60+ offices across the United States in a unique, local delivery model combined with the national scale of a $2.8 billion dollar industry leader. We are passionate about driving results for our clients and delivering the highest quality of service in the industry.

ABOUT BC PARTNERS

BC Partners is a leading international investment firm with over EUR22 billion of assets under management in private equity, private credit and real estate. Established in 1986, BC Partners has played an active role in developing the European buy-out market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners Private Equity has completed 111 private equity investments in companies with a total enterprise value of EUR135 billion and is currently investing its tenth private equity fund. For more information, please visit www.bcpartners.com.

27. Presidio is well-positioned for financial growth and the Merger Consideration fails to adequately compensate the Company’s shareholders. It is imperative that Defendants disclose the material information they have omitted from the Proxy, discussed in detail below, so that the Company’s shareholders can properly assess the fairness of the Merger Consideration for themselves and make an informed decision concerning whether or not to vote in favor of the Proposed Transaction.

28. If the false and/or misleading Proxy is not remedied and the Proposed Transaction is consummated, Defendants will directly and proximately have caused damages and actual economic loss (i.e. the difference between the value to be received as a result of the Proposed Transaction and the true value of their shares prior to the merger), in an amount to be determined at trial, to Plaintiff and the Class.

II.	The Materially Incomplete and Misleading Proxy

29. On September 10, 2019, Defendants caused the Proxy to be filed with the SEC in connection with the Proposed Transaction. The Proxy solicits the Company’s shareholders to vote in favor of the Proposed Transaction. Defendants were obligated to carefully review the Proxy before it was filed with the SEC and disseminated to the Company’s shareholders to ensure that it did not contain any material misrepresentations or omissions. However, the Proxy misrepresents and/or omits material information that is necessary for the Company’s shareholders to make an informed decision concerning whether to vote in favor of the Proposed Transaction, in violation of Sections 14(a) and 20(a) of the Exchange Act.

The Materially Misleading Sales Process

30. The Background of the Merger section briefly describes the period of roughly one month between the introduction between BC Partners and Presidio, and the signing of the Merger Agreement. Proxy 26-30. The Proxy discloses that on August 5, 2019, the Board authorized Defendant Cagnazzi to discuss post-closing compensation arrangements with BC Partners. Id. at 29. The Proxy fails to disclose the communications regarding the Company’s officers’ and directors’ future employment in the combined company. This information must be disclosed as it is necessary for the shareholders to understand the potential conflicts of interest between the Company’s officers and directors who were negotiating the transaction.

The Materiality of Financial Projections

31. A company’s financial forecasts are material information a board relies on to determine whether to approve a merger transaction and recommend that shareholders vote to approve the transaction. Here, the Proxy discloses that “[i]n connection with the Company’s annual budgeting process, the Company’s management prepared certain internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2023 . . . . Subsequently, in connection with the Merger, the Company’s management prepared and provided to the Presidio Board, in connection with its evaluation of the Merger, and to LionTree, its financial advisor, in connection with its financial analyses . . . certain nonpublic, internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2024. . . .” Proxy 41-42.

32. When soliciting proxies from shareholders, a company must furnish the information found in Schedule 14A (codified as 17 C.F.R. § 240.14a-101). Item 14 of Schedule 14A sets forth the information a company must disclose when soliciting proxies regarding mergers and acquisitions. In regard to financial information, companies are required to disclose “financial information required by Article 11 of Regulation S-X[,]” which includes Item 10 of Regulation S-K. See Item 14(7)(b)(11) of 17 C.F.R. § 240.14a-101.

33. Under Item 10 of Regulation S-K, companies are encouraged to disclose “management’s projections of future economic performance that have a reasonable basis and are presented in an appropriate format.” 17 C.F.R. § 229.10(b). Although the SEC recognizes the usefulness of disclosing projected financial metrics, the SEC cautions companies to “take care to assure that the choice of items projected is not susceptible of misleading inferences through selective projection of only favorable items.” 17 C.F.R. § 229.10(b)(2).

34. In order to facilitate investor understanding of the Company’s financial projections, the SEC provides companies with certain factors “to be considered in formulating and disclosing such projections[,]” including:

(i) When management chooses to include its projections in a Commission filing, the disclosures accompanying the projections should facilitate investor understanding of the basis for and limitations of projections. In this regard investors should be cautioned against attributing undue certainty to management’s assessment, and the Commission believes that investors would be aided by a statement indicating management’s intention regarding the furnishing of updated projections. The Commission also believes that investor understanding would be enhanced by disclosure of the assumptions which in management’s opinion are most significant to the projections or are the key factors upon which the financial results of the enterprise depend and encourages disclosure of assumptions in a manner that will provide a framework for analysis of the projection.

(ii) Management also should consider whether disclosure of the accuracy or inaccuracy of previous projections would provide investors with important insights into the limitations of projections. In this regard, consideration should be given to presenting the projections in a format that will facilitate subsequent analysis of the reasons for differences between actual and forecast results. An important benefit may arise from the systematic analysis of variances between projected and actual results on a continuing basis, since such disclosure may highlight for investors the most significant risk and profit-sensitive areas in a business operation.

17 C.F.R. § 229.10(b)(3) (emphasis added).

35. Here, Presidio shareholders would clearly find complete and non-misleading financial projections material in deciding how to vote, considering that in making its recommendation that shareholders vote in favor of the Proposed Transaction, the Board specifically relied on the financial forecasts in forming the belief that “the [$16.00 per share] [m]erger [c]onsideration represents the highest price per share of Common Stock that Parent was willing to pay and that the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which Parent was willing to agree[.]” Proxy 31. Clearly, BC Partners was willing to pay more than $16.00 per share and disclosure of complete and non-misleading financial projections is necessary for shareholders to determine if the value of their Presidio shares are still undervalued by the new Merger Consideration.

36. As discussed further below, the non-GAAP financial projections here do not provide Presidio shareholders with a materially complete understanding of the assumptions and key factors considered in developing financial projections, which assumptions, factors and other inputs the Board reviewed.

The Financial Projections Relied on by the Board

37. The Proxy discloses that, “[i]n connection with the Company’s annual budgeting process, the Company’s management prepared certain internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2023 . . . . Subsequently, in connection with the Merger, the Company’s management prepared and provided to the Presidio Board, in connection with its evaluation of the Merger, and to LionTree, its financial advisor, in connection with its financial analyses . . . certain nonpublic, internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2024. . . .” Id. at 41-42.

38. The Proxy goes on to disclose, inter alia, forecasted values for projected non-GAAP (Generally Accepted Accounting Principles) financial metrics for (1) 2019 through 2024 for Total Adjusted EBITDA, (2) 2019 through 2023 for Pro Forma Adjusted Net Income and Adjusted Net Income, and (3) 2020 through 2024 for Unlevered Free Cash Flow, but fails to provide (i) the line items used to calculate these non-GAAP metrics nor (ii) a reconciliation of these non-GAAP projections to the most comparable GAAP measures. Id. at 43-44.

39. The Proxy defines Total Adjusted EBITDA as “net income (loss) plus (i) total depreciation and amortization, (ii) interest and other (income) expense and (iii) income tax expense (benefit), and further adjusted to eliminate noncash share-based compensation expense, purchase accounting adjustments, transaction costs, other costs and earnings from disposed business.” Id. at 44 n.1. Nevertheless, the Proxy fails to disclose the line items used to calculate Total Adjusted EBITDA, rendering the use of Total Adjusted EBITDA in the Proxy materially false and/or misleading. Id. at 44.

40. The Proxy describes Pro Formal Adjusted Net Income as reflecting changes to the Company’s Adjusted Net Income to “(i) show net after-tax interest savings associated with the borrowing of incremental term loans used for the redemption of the Company’s senior notes in January 2018, as if such transaction occurred on July 1, 2017, (ii) show lower after-tax interest expense associated with the Company’s term loan repricing completed in January 2018 as if such transaction occurred on July 1, 2017 and (iii) adjust results for the fiscal year ended June 30, 2019 for higher after-tax interest expense associated with incremental term loans in connection with the repurchase of 10,750,000 shares from Aegis.” Id. at 43 n.3 The Proxy goes on to define Adjusted Net Income as “net income (loss) adjusted to exclude (a) amortization of intangible assets, (b) amortization of debt issuance costs, (c) losses recognized on the disposal of businesses, (d) losses on extinguishment of debt, (e) noncash share-based compensation expense, (f) purchase accounting adjustments, (g) transaction costs, (h) other costs, (i) earnings from disposed businesses and (j) the income tax impact associated with the foregoing items to arrive at an appropriate effective tax rate on Adjusted Net Income and adjusted for the impact of permanently nondeductible expenses, the impact of tax-deductible goodwill and intangible assets resulting from certain historical acquisitions and the impact of discrete tax items.” Id. at 43-44 n.3. Nevertheless, the Proxy fails to disclose the line items used to calculate both Pro Forma Adjusted Net Income and Adjusted Net Income, rendering the use of both Pro Forma Adjusted Net Income and Adjusted Net Income in the Proxy materially false and/or misleading. Id. at 43.

41. The Proxy defines unlevered free cash flow (“UFCF”) as “Total Adjusted EBITDA, less taxes . . . , less capital expenditures, less stock based compensation, less cloud related cash pre-payments and adjusted for changes in net working capital and certain other items . . . .” Id. at 44 n.4. Nevertheless, the Proxy fails to disclose the line items used to calculate UFCF, rendering the use of UFCF in the Proxy materially false and/or misleading. Id. at 44.

42. Thus, the Proxy’s disclosure of these non-GAAP financial forecasts provides an incomplete and materially misleading understanding of the Company’s future financial prospects and the inputs and assumptions for which those prospects are based upon. It is clear that those inputs and assumptions were in fact forecasted and utilized in calculating the non-GAAP measures disclosed and relied on by the Board to recommend the Proposed Transaction in violation of Section 14(a) of the Exchange Act.

43. The financial projections disclosed on page 43-44 of the Proxy violate Section 14(a) of the Exchange Act because: (i) the use of such forecasted non-GAAP financial measures alone violates SEC Regulation G as a result of Defendants’ failure to reconcile those non-GAAP measures to their closest GAAP equivalent or otherwise disclose the specific financial assumptions and inputs used to calculate the non-GAAP measures; and (ii) they violate SEC Regulation 14a-9 because they are materially misleading, as shareholders are unable to discern the veracity of the financial projections.

44. As such, this information must be disclosed in order to cure the materially misleading disclosures regarding both the financial projections developed by the Company as well as the projections relied upon by the Company’s financial advisor.

The Financial Projections Violate Regulation G

45. The SEC has acknowledged that potential “misleading inferences” are exacerbated when the disclosed information contains non-GAAP financial measures1 and adopted Regulation G2 “to ensure that investors and others are not misled by the use of non-GAAP financial measures.”3

46. Defendants must comply with Regulation G. More specifically, the company must disclose the most directly comparable GAAP financial measure and a reconciliation (by schedule or other clearly understandable method) of the differences between the non-GAAP financial measure disclosed or released with the most comparable financial measure or measures calculated and presented in accordance with GAAP. 17 C.F.R. § 244.100. This is because the SEC believes “this reconciliation will help investors . . . to better evaluate the non-GAAP financial measures . . . . [and] more accurately evaluate companies’ securities and, in turn, result in a more accurate pricing of securities.”4

47. Moreover, the SEC has publicly stated that the use of non-GAAP financial measures can be misleading.5 Former SEC Chairwoman Mary Jo White has stated that the frequent use by publicly traded companies of unique company-specific non-GAAP financial measures (as Presidio included in the Proxy here) implicates the centerpiece of the SEC’s disclosures regime:

[1]

Non-GAAP financial measures are numerical measures of future financial performance that exclude amounts or are adjusted to effectively exclude amounts that are included in the most directly comparable GAAP measure. 17 C.F.R. § 244.101(a)(1).

[2]	Item 10 of Regulations S-K and S-B were amended to reflect the requirements of Regulation G.
[3]	SEC, Final Rule: Conditions for Use of Non-GAAP Financial Measures (Jan. 22, 2003), available at https://www.sec.gov/rules/final/33-8176.htm (“SEC, Final Rule”).
[4]	SEC, Final Rule.
[5]

See, e.g., Nicolas Grabar and Sandra Flow, Non-GAAP Financial Measures: The SEC’s Evolving Views, Harvard Law School Forum on Corporate Governance and Financial Regulation (June 24, 2016), available at https://corpgov.law.harvard.edu/2016/06/24/non-gaap-financial-measures-the-secs-evolving-views/; Gretchen Morgenson, Fantasy Math Is Helping Companies Spin Losses Into Profits, N.Y. Times, Apr. 22, 2016, available at http://www.nytimes.com /2016/04/24/business/fantasy-math-is-helping-companies-spin-losses-into-profits.html?_r=0.

In too many cases, the non-GAAP information, which is meant to supplement the GAAP information, has become the key message to investors, crowding out and effectively supplanting the GAAP presentation. Jim Schnurr, our Chief Accountant, Mark Kronforst, our Chief Accountant in the Division of Corporation Finance and I, along with other members of the staff, have spoken out frequently about our concerns to raise the awareness of boards, management and investors. And last month, the staff issued guidance addressing a number of troublesome practices which can make non-GAAP disclosures misleading: the lack of equal or greater prominence for GAAP measures; exclusion of normal, recurring cash operating expenses; individually tailored non-GAAP revenues; lack of consistency; cherry-picking; and the use of cash per share data. I strongly urge companies to carefully consider this guidance and revisit their approach to non-GAAP disclosures. I also urge again, as I did last December, that appropriate controls be considered and that audit committees carefully oversee their company’s use of non-GAAP measures and disclosures.6

48. The SEC has required compliance with Regulation G, including reconciliation requirements in other merger transactions. Compare Youku Tudou Inc., et al., Correspondence to SEC 5 (Jan. 11, 2016) (Issuer arguing that Rule 100(d) of Regulation G does not apply to non-GAAP financials relating to a business combination),7 with Youku Tudou Inc., et al., SEC Staff Comment Letter 1 (Jan. 20, 2016) (“[The SEC] note[s] that your disclosure of projected financial information is not in response to the requirements of, or pursuant to, Item 1015 of Regulation M-A and is thus not excepted from Rule 100 of Regulation G.”);8 see Harbin Electric, Inc., Correspondence to SEC 29 (Aug. 12, 2011) (“Pursuant to the requirements of Regulation G, we have added a reconciliation of actual and projected EBIT to GAAP net income . . . .”).9

[6]

Mary Jo White, Keynote Address, International Corporate Governance Network Annual Conference: Focusing the Lens of Disclosure to Set the Path Forward on Board Diversity, Non- GAAP, and Sustainability (June 27, 2016), available at https://www.sec.gov/news/speech/chair-white-icgn-speech.html (emphasis added) (footnotes omitted).

[7]	Available at https://www.sec.gov/Archives/edgar/data/1442596/000110465916089133/ filename1.htm.
[8]	Available at https://www.sec.gov/Archives/edgar/data/1442596/000000000016062042/ filename1.pdf.
[9]

Available at https://www.sec.gov/Archives/edgar/data/1266719/000114420411046281/ filename1.htm. See also Actel Corporation, SEC Staff Comment Letter 2 (Oct. 13, 2010) (“Opinion of Actel’s Financial Advisor, page 24 This section includes non-GAAP financial measures. Please revise to provide the disclosure required by Rule 100 of Regulation G.”), available at https://www.sec.gov/Archives/edgar/data/907687/000000000010060087/filename 1.pdf. See also The Spectranetics Corp., SEC Staff Comment Letter 1 (July 18, 2017) (“Item 4. The Solicitation or Recommendation Certain Spectranetics Forecasts, page 39 [P]rovide the reconciliation required under Rule 100(a) of Regulation G”), available at https://www.sec.gov/Archives/edgar/data/789132/000000000017025180/filename1.pdf. The SEC Office of Mergers and Acquisitions applied Regulation G in these transactions and reflect the SEC’s official position. Any claim that the SEC has officially sanctioned the use of non-GAAP financial forecasts for business combinations when the Board itself created and relied on such non-GAAP forecasts to recommend a transaction such at the Proposed Transaction is incorrect. The SEC’s website provides certain unofficial guidance for certain matters, called Compliance and Disclosure Interpretations (“C&DI’s”) which through the use of Q&As reflect the views of particular SEC staff and on which certain issuers have in the past claimed an exemption from Regulation G. The SEC itself expressly disclaims C&DI’s as they are not regulations that have been reviewed by the SEC, and the SEC expressly states that they are not binding and should not be relied on. See www.sec.gov/divisions/corpfin/cfguidance.shtml (modified Nov. 7, 2018).

49. Compliance with Regulation G is mandatory under Section 14(a), and non-compliance constitutes a violation of Section 14(a). Thus, in order to bring the Proxy into compliance with Regulation G, Defendants must provide a reconciliation of the non-GAAP financial measures to their respective most comparable GAAP financial measures.

The Financial Projections are Materially Misleading and Violate SEC Rule 14a-9

50. In addition to the Proxy’s violation of Regulation G, the lack of reconciliation or, at the very least, the line items utilized in calculating the non-GAAP measures render the financial forecasts disclosed materially misleading as shareholders are unable to understand the differences between the non-GAAP financial measures and their respective most comparable GAAP financial measures. Nor can shareholders compare the Company’s financial prospects with similarly situated companies.

51. Such projections are necessary to make the non-GAAP projections included in the Proxy not misleading for the reasons discussed above.

52. As such, financial projections are plainly material, and shareholders would clearly want a complete and non-misleading understanding of those projections.

53. In order to cure the materially misleading nature of the projections under SEC Rule 14a-9 as a result of the omitted information on pages 43-44, Defendants must provide a reconciliation table of the non-GAAP financial measures to the most comparable GAAP measures.

The Materially Misleading Financial Analyses

54. The summary of the valuation methodologies utilized by LionTree, including the utilization of certain of the non-GAAP financial projections described above by LionTree in connection with its valuation analyses, (id. at 35) is misleading and in violation of Regulation 14a-9. The opacity concerning the Company’s internal projections renders the valuation analyses described below materially incomplete and misleading, particularly as companies formulate non-GAAP metrics differently. Once a proxy discloses internal projections relied upon by the Board, those projections must be complete and accurate.

55. With respect to LionTree’s Discounted Cash Flow Analysis, the Proxy states that LionTree calculated the estimated net present value of the unlevered, after-tax free cash flows that Presidio was forecasted to generate for the five financial years ending June 30, 2024 based upon the forecasts. Id. at 40. LionTree calculated a range of terminal values by applying a multiple range of 7.0x to 9.0x to the Company’s projected fiscal year 2024 estimated EBITDA. Id. LionTree used an 8.2% to 10.2% discount rate, which reflected Presidio’s weighted average cost of capital. Id. LionTree then adjusted the equity values by subtracting the Company’s net debt and dividing by the number of diluted shares outstanding to get the implied per share equity value. Id.

56. The Proxy does not disclose the inputs used to calculate the Company’s unlevered free cash flows, the range of terminal values, any of the inputs that went into calculating the Company’s weighted average cost of capital, the inputs and assumptions that went into the selection of the terminal multiple range of 7.0x to 9.0x nor the number of fully diluted shares of Presidio outstanding.

57. Since information was omitted, shareholders are unable to discern the veracity of LionTree’s Discounted Cash Flow Analysis. Without further disclosure, shareholders are unable to compare LionTree’s calculations with the Company’s financial projections. The absence of any single piece of the above information renders LionTree’s Discounted Cash Flow Analysis incomplete and misleading. Thus, the Company’s shareholders are being materially misled regarding the value of the Company.

58. As a highly-respected professor explained in one of the most thorough law review articles regarding the fundamental flaws with the valuation analyses bankers perform in support of fairness opinions, in a discounted cash flow analysis a banker takes management’s projections and then makes several key choices “each of which can significantly affect the final valuation.” Steven M. Davidoff, Fairness Opinions, 55 Am. U.L. Rev. 1557, 1576 (2006). Such choices include “the appropriate discount rate, and the terminal value . . . ” Id. (footnote omitted). As Professor Davidoff explains:

There is substantial leeway to determine each of these, and any change can markedly affect the discounted cash flow value . . . The substantial discretion and lack of guidelines and standards also makes the process vulnerable to manipulation to arrive at the “right” answer for fairness. This raises a further dilemma in light of the conflicted nature of the investment banks who often provide these opinions [•]

Id. at 1577-78 (footnotes omitted).

59. The omitted information is particularly important because LionTree calculated an implied per share equity range of $14.99 to $21.30 compared to the prior merger consideration of $16.00 and the amended Merger Consideration of $16.60. Proxy 40. Both the old and the current Merger Consideration are on the low end of LionTree’s analysis. Without the omitted information, shareholders cannot be sure that the current Merger Consideration adequately values their investment in the Company.

60. Thus, in order for Presidio shareholders to become fully informed regarding the fairness of the Merger Consideration, the material omitted information must be disclosed to shareholders.

61. In sum, the Proxy independently violates both: (i) Regulation G, which requires a presentation and reconciliation of any non-GAAP financial to their most directly comparable GAAP equivalent; and (ii) Rule 14a-9, since the material omitted information renders certain statements, discussed above, materially incomplete and misleading. As the Proxy independently contravenes the SEC rules and regulations, Defendants violated Section 14(a) and Section 20(a) of the Exchange Act by filing the Proxy to garner votes in support of the Proposed Transaction from Presidio shareholders.

62. Absent disclosure of the foregoing material information prior to the special shareholder meeting to vote on the Proposed Transaction, Plaintiff and the other members of the Class will not be able to make a fully-informed decision regarding whether to vote in favor of the Proposed Transaction, and they are thus threatened with irreparable harm, warranting the injunctive relief sought herein.

63. Further, failure to remedy the deficient Proxy and consummate the Proposed Transaction will directly and proximately cause damages and actual economic loss to shareholders (i.e. the difference between the value to be received as a result of the Proposed Transaction and the true value of their shares prior to the merger), in an amount to be determined at trial, to Plaintiff and the Class.

COUNT I

(Against All Defendants for Violations of Section 14(a) of the Exchange Act and

17 C.F.R. § 244.100 Promulgated Thereunder)

64. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

65. Section 14(a)(1) of the Exchange Act makes it “unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 78l of this title.” 15 U.S.C. § 78n(a)(1).

66. As set forth above, the Proxy omits information required by SEC Regulation G, 17 C.F.R. § 244.100, which independently violates Section 14(a). SEC Regulation G, among other things, requires an issuer that chooses to disclose a non-GAAP measure to provide a presentation of the “most directly comparable” GAAP measure and a reconciliation “by schedule or other clearly understandable method” of the non-GAAP measure to the “most comparable” GAAP measure. 17 C.F.R. § 244.100(a).

67. The failure to reconcile the non-GAAP financial measures included in the Proxy violates Regulation G and constitutes a violation of Section 14(a).

68. As a direct and proximate result of the dissemination of the false and/or misleading Proxy Defendants used to recommend that shareholders approve the Proposed Transaction, Plaintiff and the Class will suffer damages and actual economic losses (i.e. the difference between the value they will receive as a result of the Proposed Transaction and the true value of their shares prior to the merger) in an amount to be determined at trial and are entitled to such equitable relief as the Court deems appropriate, including rescissory damages.

COUNT II

(Against All Defendants for Violations of Section 14(a) of the Exchange Act and

Rule 14a-9 Promulgated Thereunder)

69. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

70. SEC Rule 14a-9 prohibits the solicitation of shareholder votes in registration statements that contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading[.]” 17 C.F.R. § 240.14a-9(a).

71. Regulation G similarly prohibits the solicitation of shareholder votes by “mak[ing] public a non-GAAP financial measure that, taken together with the information accompanying that measure . . . contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the presentation of the non-GAAP financial measure . . . not misleading.” 17 C.F.R. § 244.100(b) (emphasis added).

72. Defendants have issued the Proxy with the intention of soliciting shareholder support for the Proposed Transaction. Each of the Defendants reviewed and authorized the dissemination of the Proxy, which fails to provide critical information regarding, amongst other things, the financial projections for the Company.

73. In so doing, Defendants made untrue statements of fact and/or omitted material facts necessary to make the statements made not misleading. Each of the Individual Defendants, by virtue of their roles as directors and/or officers, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a). The Individual Defendants were therefore negligent, as they had reasonable grounds to believe material facts existed that were misstated or omitted from the Proxy but nonetheless failed to obtain and disclose such information to shareholders although they could have done so without extraordinary effort.

74. The Individual Defendants knew or were negligent in not knowing that the Proxy is materially misleading and omits material facts that are necessary to render it not misleading. The Individual Defendants undoubtedly reviewed and relied upon the omitted information identified above in connection with their decision to approve and recommend the Proposed Transaction.

75. The Individual Defendants knew or were negligent in not knowing that the material information identified above has been omitted from the Proxy, rendering the sections of the Proxy identified above to be materially incomplete and misleading.

76. The Individual Defendants were, at the very least, negligent in preparing and reviewing the Proxy. The preparation of a registration statement by corporate insiders containing materially false or misleading statements or omitting a material fact constitutes negligence. The Individual Defendants were negligent in choosing to omit material information from the Proxy or failing to notice the material omissions in the Proxy upon reviewing it, which they were required to do carefully as the Company’s directors. Indeed, the Individual Defendants were intricately involved in the process leading up to the signing of the Merger Agreement and the preparation of the Company’s financial projections.

77. Presidio is also deemed negligent as a result of the Individual Defendants’ negligence in preparing and reviewing the Proxy.

78. The misrepresentations and omissions in the Proxy are material to Plaintiff and the Class, who will be deprived of their right to cast an informed vote if such misrepresentations and omissions are not corrected prior to the vote on the Proposed Transaction.

79. As a direct and proximate result of the dissemination of the false and/or misleading Proxy Defendants used to recommend that shareholders approve the Proposed Transaction, Plaintiff and the Class will suffer damages and actual economic losses (i.e. the difference between the value they will receive as a result of the Proposed Transaction and the true value of their shares prior to the merger) in an amount to be determined at trial and are entitled to such equitable relief as the Court deems appropriate, including rescissory damages.

COUNT III

(Against the Individual Defendants for Violations

of Section 20(a) of the Exchange Act)

80. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

81. The Individual Defendants acted as controlling persons of Presidio within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as directors and/or officers of Presidio, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Proxy filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that Plaintiff contends are materially incomplete and misleading.

82. Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

83. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein and exercised the same. The Proxy at issue contains the unanimous recommendation of each of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in preparing the Proxy.

84. In addition, as the Proxy sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Merger Agreement. The Proxy purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions.

85. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.

86. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9 by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff and the Class will be irreparably harmed.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays for judgment and relief as follows:

A. Declaring that this action is properly maintainable as a Class Action and certifying Plaintiff as Class Representative and his counsel as Class Counsel;

B. Enjoining Defendants and all persons acting in concert with them from proceeding with the shareholder vote on the Proposed Transaction or consummating the Proposed Transaction, unless and until the Company discloses the material information discussed above which has been omitted from the Proxy;

C. Directing Defendants to account to Plaintiff and the Class for all damages sustained as a result of their wrongdoing and to award damages arising from proceeding with the Proposed Transaction;

D. Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; and

E. Granting such other and further relief as this Court may deem just and proper.

JURY DEMAND

Plaintiff demands a trial by jury on all issues so triable.

Dated: October 4, 2019

Respectfully submitted,

FARUQI & FARUQI, LLP

By:	/s/ James M. Wilson, Jr.

Nadeem Faruqi
James M. Wilson, Jr. 685 Third Avenue, 26th Floor
New York, NY 10017
Tel.: (212) 983-9330
Fax: (212) 983-9331
Email: nfaruqi@faruqilaw.com jwilson@faruqilaw.com

Counsel for Plaintiff

CERTIFICATION OF PROPOSED LEAD PLAINTIFF

I, Walter Rice (“Plaintiff”), declare, as to the claims asserted under the federal securities laws, that:

1.	Plaintiff has reviewed a draft complaint against Presidio, Inc. (“Presidio”) and its board of directors and has authorized the filing of a complaint substantially similar to the one I reviewed.

2.	Plaintiff selects Faruqi & Faruqi, LLP and any firm with which it affiliates for the purpose of prosecuting this action as my counsel for purposes of prosecuting my claim against defendants.

3.

Plaintiff did not purchase the security that is the subject of the complaint at the direction of Plaintiff’s counsel or in order to participate in any private action arising under the federal securities laws.

4.	Plaintiff is willing to serve as a representative party on behalf of a class, including providing testimony at deposition and trial, if necessary.

5.	Plaintiff’s transactions in Presidio’s securities that are the subject of the complaint during the class period specified in the complaint are set forth in the chart attached hereto.

6.

In the past three years, Plaintiff has not sought to serve nor has served as a representative party on behalf of a class in an action filed under the federal securities laws, except as specified below:

7.

Plaintiff will not accept any payment for serving as a representative party on behalf of a class beyond plaintiff’s pro rata share of any recovery, except such reasonable costs and expenses (including lost wages) directly relating to the representation of the Class as ordered or approved by the Court.

I declare under penalty of perjury under the laws of the United States that the foregoing information is correct to the best of my knowledge.

Signed this 1st day of October, 2019.

/s/ Walter Rice
Walter Rice

Transaction (Purchase or Sale)	Trade Date	Quantity
Purchase	03/29/19	500